                                  EXHIBIT 10.1
                                  ------------

                            ASSET PURCHASE AGREEMENT
                            ------------------------

Dated:  March 22, 2004

ALBERTA TRADING CO., as Debtor-In-Possession under the U.S. Bankruptcy Code, 11 USCss.1107, hereinafter called the Sellers, have agreed to sell, (subject to the approval by the U.S. Bankruptcy Court for the Southern District of Florida), and

ISRAMCO INC., or its assignees,

hereinafter called the Buyers, have agreed to buy

Name:    M/V MIRAGE I

Classification Society/Class:  D.N.V.

BUILT:   1973              BY: CHANTIERS DE L'ATLANTIQUE
--------------------------------------------------------

Flag:    Bahamas           Place of Registration:  Bahamas

Call Sign:  CGMW7 Grt/Nrt  14,264/6098

Register Number  72 60 94

hereinafter called the Vessel1, on the following terms and conditions:

DEFINITIONS

"Banking days" are days on which banks are open both in the country of the currency stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.

"In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, a registered letter, telex, telefax or other modern form of written communication.

"Classification Society" or "Class" means the Society referred to in line 4.

1.      PURCHASE PRICE    $8,050,000


2.      DEPOSIT           $  585,000

3.      PAYMENT

        The said Purchase Price shall be paid in full free of bank charges to Alberta Trading Co., DIP on closing and delivery of the Vessel.

4.      Inspections


_____________________________
1       PLUS ADDITIONAL PERSONAL PROPERTY LOCATED IN PORT CANAVERAL, FL (SEE:
        EXHIBIT "A").

        a) The Buyers have inspected and accepted the Vessel's classification records. The Buyers have also inspected the Vessel at/in ____________________ on ____________________ and have accepted the Vessel following this inspection and the sale is outright and definite, subject only to the terms and conditions of this Agreement.

When the Vessel is at the place of delivery and in every respect physically ready for delivery in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.

        B) THE VESSEL SHALL BE DELIVERED AND TAKEN OVER SAFELY AFLOAT AT A SAFE AND ACCESSIBLE BERTH OR ANCHORAGE AT/IN PORT CANAVERAL, FLORIDA

Expected time of delivery: March 29, 2004

        C) SHOULD THE VESSEL BECOME AN ACTUAL, CONSTRUCTIVE OR COMPROMISED TOTAL LOSS BEFORE DELIVERY THE DEPOSIT TOGETHER WITH INTEREST EARNED SHALL BE RELEASED IMMEDIATELY TO THE BUYERS WHEREAFTER THIS AGREEMENT SHALL BE NULL AND VOID.

5.      DRYDOCKING/DIVERS INSPECTION

The Vessel is to be delivered without drydocking.

6.      SPARES/BUNKERS, ETC.

The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or unused, whether on board or not shall become the Buyers' property, but spares on order are to be excluded. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to replace spare parts including spare tail-end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. The radio installation and navigational equipment shall be included in the sale without extra payment if they are the property of the Sellers. Unused stores and provisions shall be included in the sale and be taken over by the Buyers without extra payment.

The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc., exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's, Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale, as well as the following additional items (including items on hire):

The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and sealed chums.

Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price.

7.      DOCUMENTATION

The place of closing: The Law Offices of Fowler, White, Burnett, P.A., 100 S.E. 2nd Street, l7th Flr., Miami, FL 33131.

In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery documents, namely:

        A) LEGAL BILL OF SALE IN A FORM RECORDABLE IN (THE COUNTRY IN WHICH THE BUYERS ARE TO REGISTER THE VESSEL), WARRANTING THAT THE VESSEL IS FREE FROM ALL ENCUMBRANCES, MORTGAGES AND MARITIME LIENS OR ANY OTHER DEBTS OR CLAIMS WHATSOEVER, DULY NOTARIALLY ATTESTED AND LEGALIZED BY THE CONSUL OF SUCH COUNTRY OR OTHER COMPETENT AUTHORITY.

        b) Order of U.S. Bankruptcy Court authorizing the sale to Buyers or their Assignees, free of all liens, claims, or encumbrances, with valid liens to attach to the proceeds of sale.

        c) Current Certificate of Ownership issued by the competent authorities of the flag state of the Vessel.

        d) Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the registry does not as a matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect deletion from the Vessel's registry forthwith at Buyer's expense, and furnish a Certificate or other official evidence of deletion to the Buyers promptly and latest within 4 (four) weeks after the Purchase Price has been paid and the Vessel has been delivered.

        E) ANY SUCH ADDITIONAL DOCUMENTS AS MAY REASONABLY BE REQUIRED BY THE COMPETENT AUTHORITIES FOR THE PURPOSE OF REGISTERING THE VESSEL, PROVIDED THE BUYERS NOTIFY THE SELLERS OF ANY SUCH DOCUMENTS AS SOON AS POSSIBLE AFTER THE DATE OF THIS AGREEMENT.

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the Buyers.

At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the Buyers to have the right to take copies. Other technical documentation which may be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel's log books but the Buyers to have the right to take copies of same.

8.      ENCUMBRANCES

The Vessel is being sold free from all charters, encumbrances, mortgages and maritime liens or any other debts whatsoever, pursuant to order of the U.S. Bankruptcy Court.

9.      TAXES, ETC.

Any taxes, fees and expenses in connection with the purchase and registration of the Vessel under the Buyers' flag, shall be paid by the Buyer.

10.     CONDITION ON DELIVERY

The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over as she was at the time of inspection, fair wear and tear excepted. However, the Vessel shall be delivered with her class maintained without condition/recommendation*, free of average damage affecting the Vessel's class, and with her classification certificates and national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and unextended without condition/recommendation* by Class or the relevant authorities at the time of delivery.

"Inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over without inspection, the date of this Agreement shall be the relevant date.

Notes, if any, in the surveyor's report which are accepted by the Classification Society without condition/recommendation are not to be taken into account.

11.     NAME/MARKINGS

Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.

12.     BUYERS' DEFAULT

Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to cancel the Agreement, in which case the Deposit together with interest earned shall be released to the Sellers. If the Deposit does not cover their loss, the Sellers shall be entitled to claim further compensation for their losses and for all expenses incurred together with interest.

13.     BUYERS' REPRESENTATIVES

After this Agreement has been signed by the Buyers, Buyers have the right to place two representatives on board the Vessel at their sole risk and expense at Port Canaveral.

These representatives are on board for the purpose of familiarization and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.

14.     ARBITRATION

This Agreement shall be governed by and construed in accordance with the laws of the United States and the State of Florida.


ISRAMCO INC.



/S/ HAIM TSUFF
By:
Title:

ALBERTA TRADING CO.


______________________
By:
Title: